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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MCM Capital Group, Inc. 1999 Equity Participation Plan of our report dated February 25, 2000 (except for Note 16 as to which the date is March 31, 2000) with respect to the consolidated financial statements of MCM Capital Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                            /s/ Ernst & Young LLP
                                            Ernst & Young LLP

Kansas City, Missouri
May 2, 2000